Exhibit 99.1
ARUBA NETWORKS REPORTS FISCAL FIRST QUARTER 2010 FINANCIAL RESULTS
•	Revenue Increases Sequentially by 8%, 10% Year over Year, to a Record $57.6 Million

•	Company Adds Over 600 New Customers In Fiscal Q1

•	GAAP Net Loss of $24.7 Million Includes $19.75 Million Litigation Settlement Expense

•	Non-GAAP Net Income Increases 206% Year-over-Year to a Record $4.1 Million

•	Cash Increases by $12.5 Million Sequentially to a Record $135.6 Million and No Debt
SUNNYVALE, Calif., November 19, 2009 – Aruba Networks, Inc. (NASDAQ: ARUN), a global leader in 802.11n wireless LANs and secure mobility solutions, today released financial results for its fiscal first quarter ended October 31, 2009.
Revenues for the fiscal first quarter of 2010 were $57.6 million, an increase of approximately 10% over the $52.4 million reported in the fiscal first quarter of 2009. In the first fiscal quarter, the Company had a $19.75 million litigation settlement expense. Including this cost, GAAP net loss for the fiscal first quarter of 2010 was $24.7 million, or $0.28 per share, compared to a net loss of $6.4 million, or $0.08 per share, in the fiscal first quarter of 2009. GAAP results for the fiscal first quarter of 2010 also included $7.8 million of non-cash stock-based expenses and $1.2 million of amortization expense of acquired intangible assets.
Non-GAAP net income for the fiscal first quarter of 2010 increased $2.8 million from the fiscal first quarter of 2009 to $4.1 million, or $0.04 per share, which compares to $1.4 million or $0.02 per share in the prior year period. Non-GAAP net income for these periods excludes the impact of non-cash stock-based expenses and amortization expenses of acquired intangible assets and, for the fiscal first quarter of 2010, the litigation settlement expense.
“We are pleased to report record revenues and both sequential and year-over-year revenue growth,” said Dominic Orr, president and chief executive officer of Aruba. “Demand was robust across both our core verticals and the broader enterprise. We believe that we are continuing to gain market share, and expect to see further traction for our 802.11n products as a result of the recent introduction of our new value-priced, high-performance AP-105 802.11n Access Point. We continue to innovate and expand our product line to take advantage of many large opportunities ahead of us, and feel that our latest product offerings further strengthen our competitive position. This is reflected by the continued strong growth of our customer base, with over 600 new customers added during the quarter.”
“In our first fiscal quarter, we were able to show strong improvements in revenues and gross margins on both a year-over-year and sequential basis,” said Steffan Tomlinson, Aruba’s chief financial officer. “We also generated operating cash flow of $10.5 million during the period, and ended the quarter with $135.6 million in cash and investments. The $19.75 million of cash related to the litigation settlement was paid in November 2009.”

Recent Highlights
Recent highlights include:
•	Second Largest Enterprise Wireless LAN Vendor – Aruba was ranked as the world’s second largest enterprise wireless LAN vendor by Dell’Oro, Gartner, IDC, and Infonetics. Solid shipment and revenue growth solidified Aruba’s second place market share standing, further distancing it from lower ranked competitors.

•	Deloitte’s Technology Fast 500 – Aruba was ranked number 17 on Technology Fast 500(TM), Deloitte LLP’s ranking of 500 of the fastest growing technology, media, telecommunications, life sciences and clean technology companies in North America. The ranking is based on fiscal year revenue growth during the five year period from 2004 to 2008. During this period Aruba’s revenue grew to $178.26 million in 2008.

•	STAR Award For Service Excellence – Aruba’s Customer Advocacy Group won a Fall 2009 STAR Award for Service Excellence from the Technology Services Industry Association, the services industry’s largest association. The STAR Awards recognize technology companies that display exceptional leadership, innovation and commitment to the improvement of service and support, and Aruba was honored with the ‘Continual Improvement’ award.

•	Value-Priced, High-Performance 802.11n AP – Aruba announced its new value-priced, high-performance AP-105 802.11n Access Point. Aruba expects the AP-105 to accelerate adoption of 802.11n by offering enterprise-grade security, high-throughput, streaming video support, and other key features previously available only in more expensive devices.

•	“AirWave OnDemand” SaaS – Aruba announced the release of AirWave OnDemand (AoD), an enterprise-class network management and monitoring solution that is deployed using the Software-as-a-Service (SaaS) model. The subscription-based service, housed at a secure Aruba data center, uses dedicated, virtual instances of Aruba’s award-winning multi-vendor AirWave Wireless Management Suite (AWMS) to remotely manage and monitor enterprise wireless LANs. The full suite of AWMS features, including multi-vendor network management, is available through AoD.

•	World’s First FIPS 140-2 Validated 802.11n Solution – Aruba is the first wireless LAN vendor to have its 802.11n solution validated within the FIPS 140-2 Federal Information Processing Standard for cryptographic security. Newly enabled applications extend from foxholes to fortresses, and include secure network rightsizing – replacing expensive wired Ethernet system with secure 802.11n wireless – and linking users to a Secret Internet Protocol Router Network from a Non-Secret Internet Protocol Router Network via a secure wireless or remote access network.

•	Philips Healthcare – Philips Healthcare obtained Aruba interoperability certification for operating its market-leading IntelliVue Patient Monitors on multi-use Aruba 802.11 wireless LANs. Multi-use networks share wireless infrastructure among different healthcare voice, data, and video applications, and are increasingly popular because of their lower installed and operating costs. Interoperability certification is intended to simplify out-of-box deployment by minimizing incompatibilities and configuration issues that might otherwise result in improper system behavior.

•	Wins and Deployments – New customer wins and/or deployments announced this quarter included Babson College, Xiamen Women and Children Hospital, Calgary Board of Education, NCC Sweden, London Business School, German-Jordanian University, Britthaven, Federal Deposit Insurance Corporation, University of Rhode Island, France’s Arts de Metiers ParisTech, St. Joseph’s Catholic College, Gloucestershire Hospitals NHS Foundation Trust, Post University, and Sport England’s National Sports Centre at Bisham Abbey.
Conference Call Information
Aruba will host a conference call for analysts and investors to discuss its fiscal first quarter results today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). A live Web cast of the conference call will also be accessible from the “Investor Relations” section of the Company’s Web site at www.arubanetworks.com. Following the Web cast, an archived version will be available on the Web site for twelve months. To hear the replay, parties in the United States and Canada should call 1-800-406-7325 and enter passcode 4180658. International parties can access the replay at +1-303-590-3030 and should enter passcode 4180658.

Forward-Looking Statements
This press release contains forward-looking statements, including statements that (1) we are gaining market share and expect to see further traction for our 802.11n products, as a result of, among other things, our latest product offerings, (2) we expect our latest product offerings to accelerate the adoption of 802.11n networks, and (3) other statements as to our future economic performance, financial condition or results of operations.
These forward-looking statements involve risks and uncertainties, as well as assumptions which, if they do not fully materialize or prove incorrect, could cause Aruba’s results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include (1) our ability to react to trends and challenges in our business and the markets in which we operate; (2) business and economic conditions and growth trends in the networking industry, our vertical markets and various geographic regions; (3) changes in overall information technology spending; (4) our ability to establish and maintain successful relationships with our distribution partners; and (5) our ability to compete in our industry, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in Aruba’s report on Form 10-K for the fiscal year ended on July 31, 2009, which was filed with the SEC on October 6, 2009, available on Aruba’s investor relations Web site at www.arubanetworks.com and on the SEC Web site at www.sec.gov. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.
Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP net income and non-GAAP earnings per share (EPS).  The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
Non-GAAP net income and EPS.  Aruba defines non-GAAP net income as net income plus stock-based expenses, amortization expense of acquired intangible assets and litigation settlement expense.  Aruba defines non-GAAP EPS as non-GAAP net income divided by the weighted average diluted shares outstanding.  Aruba’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the company’s performance by excluding certain expenses that may not be indicative of Aruba’s “recurring operating results,” meaning its operating performance excluding not only non-cash charges, such as stock-based expenses, but also discrete cash charges that are infrequent in nature, such as litigation settlement expense.  Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FAS 123R, Aruba’s management believes that providing non-GAAP financial measures that exclude stock-based expenses allows investors to compare these results with those of other companies, as well as providing management with an important tool for financial and operational decision making and for evaluating the company’s operating results over different periods of time.  Similarly, by excluding amortization expense of acquired intangible assets and litigation settlement expense, Aruba’s management believes that investors can better understand and measure the Company’s recurring operating results.

There are a number of limitations related to the use of non-GAAP net income and EPS versus net income and EPS calculated in accordance with GAAP.  First, these non-GAAP financial measures exclude some costs, namely stock-based expenses, that are recurring.  Stock-based expenses have been and will continue to be for the foreseeable future a significant recurring expense in Aruba’s business.  Second, stock-based awards are an important part of Aruba’s employees’ compensation and impacts their performance.  Third, the components of the costs that Aruba excludes in its calculation of non-GAAP net income may differ from the components that its peer companies exclude when they report their results of operations.  Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their most directly comparable financial measures calculated in accordance with GAAP.  The accompanying tables have more details on these non-GAAP financial measures, including reconciliations between these financial measures and their most directly comparable GAAP equivalents.
A copy of this press release can be found on the investor relations page of Aruba Networks’ Web site at www.arubanetworks.com.
# # #
About Aruba Networks
People move. Networks must follow. Aruba securely delivers networks to users, wherever they work or roam, using a combination of award-winning solutions:
•	Adaptive 802.11n Wi-Fi networks optimize themselves to ensure that users are always within reach of mission-critical information. Rightsizing expensive wired LANs by replacing them with high-speed 802.11n Wi-Fi reduces both capital and operating expenses;

•	Identity-based security assigns access policies to users, enforcing those policies whenever and wherever a network is accessed;

•	Remote networking solutions for branch offices, fixed telecommuters, and satellite facilities ensures uninterrupted remote access to applications;

•	Multi-vendor network management provides a single point of control while managing both legacy and new wireless networks from Aruba and its competitors.
The cost, convenience, and security benefits of our secure mobility solutions are fundamentally changing how and where we work. Listed on the NASDAQ and Russell 2000® Index, Aruba is based in Sunnyvale, California, and has operations throughout the Americas, Europe, Middle East, and Asia Pacific regions. To learn more, visit Aruba at http://www.arubanetworks.com. For real-time news updates follow Aruba on Twitter at http://twitter.com/ArubaNetworks.
© 2009 Aruba Networks, Inc.  AirWave®, Aruba Networks®, Aruba Mobility Management System®,  Bluescanner, For Wireless That Works®, Mobile Edge Architecture, People Move. Networks Must Follow., RFProtect, The All Wireless Workplace Is Now Open For Business, Green Island, and The Mobile Edge Company® are trademarks of Aruba Networks, Inc.  All rights reserved.  All other trademarks are the property of their respective owners.
# # #

IR Contacts
Aruba Networks, Inc.	The Blueshirt Group, Investor Relations
Steffan Tomlinson	Chris Danne, Jill Isenstadt
Chief Financial Officer	+1-415-217-7722
+1-408-754-3058	ir@arubanetworks.com
ir@arubanetworks.com

Aruba Networks, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)
(Unaudited)

	October 31,	July 31,
	2009	2009
Assets

Current assets:
Cash and cash equivalents	$44,056	$41,298
Short-term investments	91,556	81,839
Accounts receivable, net	32,978	33,466
Inventory	9,154	8,450
Deferred costs	6,964	5,152
Prepaids and other	3,201	2,350

Total current assets	187,909	172,555

Property and equipment, net	7,026	7,426
Goodwill	7,656	7,656
Intangible assets, net	12,858	14,091
Deferred costs	13	9
Other assets	1,421	1,317

Total other assets	28,974	30,499

Total assets	$216,883	$203,054

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$2,330	$930
Accrued liabilities	40,244	20,722
Income taxes payable	743	610
Deferred revenue	39,973	34,654

Total current liabilities	83,290	56,916

Deferred revenue	9,543	8,524
Other long-term liabilities	647	29

Total other liabilities	10,190	8,553

Total liabilities	93,480	65,469

Stockholders’ equity
Preferred Stock: $0.0001 par value; 10,000 shares authorized at October 31, 2009 and July 31, 2009; no shares issued and outstanding at October 31, 2009 and July 31, 2009	—	—
Common Stock: $0.0001 par value; 350,000 shares authorized at October 31, 2009 and July 31, 2009; 88,257 and 86,744 shares issued and outstanding at October 31, 2009 and July 31, 2009, respectively	9	9
Additional paid-in capital	289,492	279,026
Accumulated other comprehensive income	210	182
Accumulated deficit	(166,308)	(141,632)

Total stockholders’ equity	123,403	137,585

Total liabilities and stockholders’ equity	$216,883	$203,054

Aruba Networks, Inc.
Consolidated Statements of Operations
(On a GAAP basis)
(In thousands, except per share data)
(Unaudited)

	Three months ended
	October 31,
	2009	2008
Revenues:
Product	$47,198	$43,868
Professional services and support	10,143	8,137
Ratable product and related professional services and support	255	441

Total revenues	57,596	52,446

Cost of revenues:
Product	16,432	16,605
Professional services and support	2,079	1,933
Ratable product and related professional services and support	86	155

Total cost of revenues	18,597	18,693

Gross profit	38,999	33,753

Operating expenses:
Research and development	11,796	10,423
Sales and marketing	24,740	24,661
General and administrative	7,132	5,285
Litigation settlement	19,750	—

Total operating expenses	63,418	40,369

Operating loss	(24,419)	(6,616)

Other income (expense), net
Interest income	211	648
Other income (expense), net	(96)	(316)

Total other income (expense), net	115	332

Loss before income tax provision	(24,304)	(6,284)

Income tax provision	372	93

Net loss	$(24,676)	$(6,377)

Shares used in computing net loss per common share, basic and diluted	87,489	83,071

Net loss per common share, basic and diluted	$(0.28)	$(0.08)

Aruba Networks, Inc.
Consolidated Statements of Operations
(GAAP to Non-GAAP Reconciliation)
(In thousands, except per share data)
(Unaudited)

	Three months ended
	October 31,
	2009	2008

GAAP net loss	$(24,676)	$(6,377)

Plus:
a) Stock-based expenses	7,819	6,493
b) Amortization expense of acquired intangible assets	1,233	1,234
c) Litigation settlement	19,750	—

Non-GAAP net income	$4,126	$1,350

GAAP net loss per common share	$(0.28)	$(0.08)

Plus:
a) Stock-based expenses	0.09	0.08
b) Amortization expense of acquired intangible assets	0.01	0.02
c) Litigation settlement	0.22	—

Non-GAAP net income per common share	$0.04	$0.02

Shares used in computing diluted GAAP net loss per common share	87,489	83,071

Shares used in computing diluted Non-GAAP net income per common share	100,299	88,836

Aruba Networks, Inc.
Consolidated Statements of Operations
As a Percentage of Total Revenues
(On a GAAP Basis)
(Unaudited)

	Three months ended
	October 31,
	2009	2008
Revenues:
Product	82.0%	83.7%
Professional services and support	17.6%	15.5%
Ratable product and related professional services and support	0.4%	0.8%

Total revenues	100.0%	100.0%

Cost of revenues:
Product	28.5%	31.6%
Professional services and support	3.6%	3.7%
Ratable product and related professional services and support	0.2%	0.3%

Total cost of revenues	32.3%	35.6%

Gross profit	67.7%	64.4%

Operating expenses:
Research and development	20.5%	19.9%
Sales and marketing	42.9%	47.0%
General and administrative	12.4%	10.1%
Litigation settlement	34.3%	0.0%

Total operating expenses	110.1%	77.0%

Operating loss	(42.4%)	(12.6%)

Other income (expense), net
Interest income	0.4%	1.2%
Other income (expense), net	(0.2%)	(0.6%)

Total other income (expense), net	0.2%	0.6%

Loss before income tax provision	(42.2%)	(12.0%)

Income tax provision	0.6%	0.2%

Net loss	(42.8%)	(12.2%)

Aruba Networks, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended
	October 31,
	2009	2008
Cash flows from operating activities
Net loss	$(24,676)	$(6,377)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,494	2,268
Provision for doubtful accounts	21	40
Write downs for excess and obsolete inventory	446	851
Compensation related to stock options and share awards	7,819	6,493
Accretion/ (amortization) of purchase discounts on short-term investments	81	(104)
Loss/ (gain) on disposal of fixed assets	8	(20)
Excess tax benefit associated with stock-based compensation	(46)	—
Changes in operating assets and liabilities:
Accounts receivable	467	358
Inventory	(1,469)	(3,552)
Prepaids and other	(850)	754
Deferred costs	(1,816)	201
Other assets	36	219
Accounts payable	1,346	1,328
Deferred revenue	6,339	2,064
Other current and noncurrent liabilities	20,107	1,028
Income taxes payable	179	24

Net cash provided by operating activities	10,486	5,575

Cash flows from investing activities
Purchases of short-term investments	(15,730)	(11,446)
Proceeds from sales and maturities of short-term investments	5,820	12,241
Purchases of property and equipment	(497)	(1,070)

Net cash used in investing activities	(10,407)	(275)

Cash flows from financing activities
Proceeds from issuance of common stock	2,631	3,134
Repurchase of common stock under stock repurchase program	—	(991)
Excess tax benefit associated with stock-based compensation	46	—

Net cash provided by financing activities	2,677	2,143

Effect of exchange rate changes on cash and cash equivalents	2	—

Net increase in cash and cash equivalents	2,758	7,443

Cash and cash equivalents, beginning of period	41,298	37,602

Cash and cash equivalents, end of period	$44,056	$45,045

Supplemental disclosure of cash flow information
Income taxes paid	$281	$48